PRICING SUPPLEMENT NO. 97-03 Dated September 9, 1997    Rule 424(b)(2)
To Prospectus Supplement Dated July 25, 1997            File No.333-30543




                              BENEFICIAL CORPORATION

                           Medium-Term Notes, Series I
                                (Book Entry Notes)


The Price to Public of these Medium-Term Notes, Series I, is 100% (as a percentage of Principal Amount). The Principal Amount, CUSIP Number, Settlement Date (Original Issue Date), Maturity Date and Interest Rate Per Annum are as follows:



                                                              Interest
Principal                     Settlement     Maturity         Rate
Amount          CUSIP #       Date           Date             Per Annum


$10,000,000     08172MGF7     09/12/1997     09/13/2001       6.60%

$16,000,000     08172MGG5     09/12/1997     09/13/2001       6.61%

$ 5,000,000     08172MGH3     09/12/1997     09/13/2002       6.67%